Exhibit 99.1

Hyperfine Announces CEO Transition

Launches global search for long-term CEO with Scott Huennekens to serve as interim President & CEO

Reaffirms 2022 Financial Guidance

GUILFORD, Connecticut, June 29, 2022 (GLOBE NEWSWIRE) – Hyperfine, Inc. (Nasdaq: HYPR), (“Hyperfine” or “the Company”), the groundbreaking medical device company that created Swoop®, the world’s first FDA-cleared portable MRI system™, today announced that Dave Scott will step down from his role as President, Chief Executive Officer (CEO), and Board Member for personal reasons, effective July 29, 2022. Scott Huennekens, who currently serves as Executive Chairperson of the Board, will succeed Mr. Scott as interim President and CEO, also effective July 29, 2022. The Company is engaging in a search for a long-term CEO as it continues to execute its business strategy focused on commercial expansion of the Swoop system. The Company will host a conference call to discuss the CEO transition today, June 29, 2022, at 4:30 PM Eastern Time.

Mr. Huennekens is a successful CEO, Chairperson, board member, and entrepreneur, having been involved in more than 20 medtech startup, growth, and public companies with market valuations totaling over $20 billion and benefitting over 20 million patients with the therapies and diagnostics they deliver. As interim President and CEO, Mr. Huennekens will oversee the ongoing expansion of Hyperfine to become a leading medical imaging provider.

“First of all, we would like to thank Dave for his tremendous contributions to Hyperfine over the last year. He has led the expansion of our commercial efforts, taken the company public, developed plans for expanded clinical indications, and built a world class management team. We wish him well as he addresses the personal reasons limiting his ability to continue as President and CEO of Hyperfine. Very importantly, Hyperfine has demonstrated strong early adoption and is well positioned to continue driving commercial traction while expanding global access to critical imaging and healthcare,” said Mr. Huennekens. “I look forward to overseeing this stage of the company’s growth while we partner with a seasoned executive search firm to select an experienced leader in an expeditious manner, who will assume the longer-term CEO position and drive the next phase of Hyperfine’s growth.”

“I am disappointed to have to step back from my role as President and CEO of Hyperfine. It has been an honor to lead the company through our first full year of commercialization and our transition to becoming a publicly listed company. The Swoop device is a remarkable technology with the power to truly change the landscape of healthcare for both caregivers and patients, and we are only beginning to recognize its immense potential through our 85-system installed-base* and expanding clinical use cases,” said Mr. Scott. “With broader clinical indications, portable MRI is well positioned for expanded adoption, and under the leadership of an incredible management team with the right tools and experience, I have no doubt Hyperfine will continue to expand its footprint through 2022 and beyond.”

“We founded Hyperfine to democratize access to medical imaging and transform the care continuum with the first FDA-cleared portable MRI system – and Hyperfine is delivering on that mission,” said Dr. Jonathan Rothberg, Founder & Vice Chairperson of Hyperfine. “We remain very optimistic about the growing impact and future potential of the world’s first portable MRI system to provide healthcare professionals with better insight to improve clinical care from the ambulance to the hospital and ultimately to the home. We are passionate about bringing equity to healthcare for people around the world and look forward to identifying a long-term successor to continue leading Hyperfine’s path forward.”

In conjunction, Hyperfine is reaffirming Full Year 2022 Financial Guidance as follows:

•	Management expects revenue for the full year 2022 to be $10 to $12 million.

•	Management expects 50 to 60 commercial units installed in 2022.

CEO Transition Conference Call

Hyperfine will host a conference call to discuss the appointment of Scott Huennekens as Interim President and CEO today, June 29, 2022, at 4:30 PM Eastern Time. Individuals interested in listening to the conference call may do so by dialing (877) 407-0789 for domestic callers or (201) 689-8562 for international callers and entering Conference ID #13731156. A live and archived webcast of the event will be available on the Investors section of the Hyperfine website under Events & Presentations.

*85 total, global Swoop systems installed as of March 31, 2022.

About Hyperfine

Hyperfine, Inc. is the groundbreaking medical device company that created Swoop®, the world’s first FDA-cleared portable MRI system™. Hyperfine designed Swoop to enable rapid diagnoses and treatment for every patient regardless of income, resources, or location, pushing the boundaries of conventional imaging technology and expanding patient access to life-saving care. The Swoop Portable MR Imaging System™ produces high-quality images at a lower magnetic field strength, allowing clinicians to quickly scan, diagnose, and treat patients in various clinical settings. Swoop can be wheeled directly to the patient’s bedside, plugged into a standard electrical wall outlet, and controlled by an iPad®. Designed as a complementary system to conventional MRIs at a fraction of the cost, Swoop captures images in minutes, providing critical decision-making capabilities in emergency departments, operating rooms outside the sterile field, and intensive care units, among others.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Hyperfine’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, expectations about Hyperfine’s financial and operating results, the benefits of Hyperfine’s products and services, and Hyperfine’s future performance and its ability to implement its strategy. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside of Hyperfine’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the success, cost and timing of Hyperfine product development and commercialization activities, including the degree that Swoop is accepted and used by healthcare professionals; the impact of COVID-19 on Hyperfine’s business; the inability to maintain the listing of Hyperfine’s Class A common stock on the Nasdaq; the inability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition and Hyperfine’s ability to grow and manage growth profitably and retain its key employees; changes in applicable laws or regulations; the inability of Hyperfine to raise financing in the future; the inability of Hyperfine to obtain and maintain regulatory clearance or approval for its products, and any related restrictions and limitations of any cleared or approved product; the inability of Hyperfine to identify, in-license or acquire additional technology; the inability of Hyperfine to maintain its existing or future license, manufacturing, supply and distribution agreements and to obtain adequate supply of its products; the inability of Hyperfine to compete with other companies currently marketing or engaged in the development of products and services that Hyperfine is currently marketing or developing; the size and growth potential of the markets for Hyperfine’s products and services, and its ability to serve those markets, either alone or in partnership with others; the pricing of Hyperfine’s products and services and reimbursement for medical procedures conducted using Hyperfine’s products and services; Hyperfine’s estimates regarding expenses, future revenue, capital requirements and needs for additional financing; Hyperfine’s financial performance; and other risks and uncertainties indicated from time to time in Hyperfine’s filings with the Securities and Exchange Commission, including those under “Risk Factors” therein. Hyperfine cautions readers that the foregoing list of factors is not exclusive and that readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. Hyperfine does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Investor Contact

Marissa Bych

Gilmartin Group LLC

investors@hyperfine.io